UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2023 (April 25, 2023)
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)

Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards
New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800

40 East 52nd Street
New York, New York
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 25, 2023, the board of trustees of Blackrock Private Credit Fund (the “Fund”) approved an amendment of the Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement (the “Waiver Agreement”) between the Fund and the BlackRock Capital Investment Advisors, LLC (the “Investment Adviser”), dated as of August 29, 2022, pursuant to which the Investment Adviser had agreed to waive its base management fee and incentive fee for the first 12 months following the date of the commencement of the Fund’s operations. The amended Waiver Agreement provides for the extension of the waiver through December 31, 2023.

The foregoing does not purport to be a complete summary of the Second Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement and is qualified in its entirety by reference to the full text of the Second Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The Fund sells unregistered Institutional Class common shares of beneficial interest to feeder vehicles primarily created to hold the Fund’s Institutional Class shares. The offer and sale of these Institutional Class shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold in the Private Offering.  The Fund also issues shares to feeder vehicles pursuant to the distribution reinvestment plan of the Fund.

Date of Unregistered Sale	Amount of Institutional Class Shares Sold	Consideration
April 3, 2023 (number of shares finalized on April 21, 2023)	229,812	$5,568,345

Item 8.01.	Other Events.

Distribution Declaration

On April 25, 2023, the Fund declared a regular distribution for its Institutional Shares in an amount of $0.21 per share. The distribution will be payable to shareholders of record at the close of business on April 27, 2023 and will be paid on May 26, 2023. The distribution will be paid in cash or reinvested in Fund shares for shareholders participating in the Fund’s distribution reinvestment plan.  As of April 25, 2023, no Class S Shares or Class D Shares of the Fund were outstanding.

Net Asset Value

The net asset value (“NAV”) per share of each class of shares of the Fund as of March 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of March 31, 2023
Institutional Shares	$24.23

As of March 31, 2023 no Class S Shares or Class D Shares of the Fund were outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Amended and Restated Fee Waiver and Expense Support and Reimbursement Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock Private Credit Fund

Date: April 27, 2023	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer